FOR FURTHER INFORMATION:

AT THE COMPANY:

Jeffrey P. Jorissen

Chief Financial Officer

(248) 208-2500

FOR IMMEDIATE RELEASE

SUN COMMUNITIES, INC. REPORTS SECOND QUARTER 2007 RESULTS

Southfield, MI, August 6, 2007 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported its second quarter results.

During the quarter ended June 30, 2007, total revenues were $57.5 million as compared to $58.4 million in the second quarter of 2006. Net loss for the second quarter of 2007 was $(2.2) million, or $(0.12) per diluted common share, compared to a net loss of $(1.7) million, or $(0.10) per diluted common share, for the same period in 2006. Funds from operations (FFO)(1) increased to $13.7 million, or $0.68 per diluted share/OP Unit, in the second quarter of 2007 from $13.1 million, or $0.65 per diluted share/OP Unit, in the second quarter of 2006.

For the six months ended June 30, 2007, total revenues increased 3.6 percent to $118.3 million, as compared to $114.2 million for the same period in 2006. FFO(1) increased to $29.2 million, or $1.44 per diluted share/OP Unit, for the six months ended June 30, 2007, from $27.8 million, or $1.38 per diluted share/OP Unit, for the same period in 2006.

For the 135 communities owned throughout 2007 and 2006, total revenues increased 1.8 percent for the three months ended June 30, 2007 and expenses increased 1.0 percent, resulting in an increase in net operating income(2) of 2.2 percent. Same property occupancy in manufactured housing sites was 82.9 percent at June 30, 2007 as compared to 82.7 percent at December 31, 2006.

The number of revenue producing manufactured housing sites increased by 95 during the first six months of 2007, as compared to an increase of 194 of such sites for the six months ended June 30, 2006. During the second quarter of 2007, 201 new and pre-owned homes were sold, bringing the total of homes sold in 2007 to 386, an increase of 67.1 percent from the 231 homes sold during the first six months of 2006. Rental home sales, included above, totaled 104 and 191 for the three and six months ended June 30, 2007, respectively, which represents increases of 70.5 and 138.8 percent in comparison to sales during the same periods in 2006.

August 6, 2007

“The Company’s performance this past quarter seems pretty much a reflection of the same market conditions discussed earlier in the year. Overall occupancy growth has been slower than recent years as a result of reduced growth of the rental program, but overall occupancy is running slightly better than budget as we are losing 30 percent fewer revenue producing sites due to repossessions. Management has been focused on programs related to reducing turnover in the rental program for the second half of the year, where we have experienced a seasonal decline in occupancy in each of the last four years, most significant during the third and fourth quarters of 2006”, said Gary A. Shiffman, Chairman and Chief Executive Officer.

“Conversion of the rental homes into sales to residents has been tracking nicely above the annual budget of 320 with the expectation that it should continue for the rest of the year. We have also been working closely with the manufacturers to develop new innovative products ‘for sale’ that will compete directly with the low end of the site-built housing market. This has been designated as our “Signature” program and we have sold each of the four prototypes shortly after their introduction. The home design is geared to appeal to the buyer formerly able to use the now unavailable sub-prime lending to acquire a site-built home,” Shiffman added.

The Company rented an additional 166 homes in the second quarter of 2007 bringing the total number of occupied rentals to 5,026 at June 30, 2007, as reflected in the accompanying table. Rental rates for the homes, including site rent, have increased approximately 6.5 percent over the past twelve months from an average of $665 per month at June 30, 2006 to an average of $708 per month at June 30, 2007.

A conference call to discuss second quarter operating results will be held on August 6, 2007, at 11:00 A.M. EDT. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through August 20, 2007, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 249234. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites and approximately 6,800 sites suitable for development mainly in the Midwest and Southeast United States.

August 6, 2007

(1)

Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income (“NOI”) as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

For more information about Sun Communities, Inc.,

visit our website at www.suncommunities.com

-FINANCIAL TABLES FOLLOW-

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED JUNE 30, 2007 AND 2006

(Amounts in thousands except for per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES
Income from real property	$46,420	$45,587	$95,662	$93,660
Revenue from home sales	6,205	7,291	12,355	10,547
Rental home revenue	4,432	3,630	8,560	6,566
Ancillary revenues, net	88	31	351	300
Interest	667	844	1,456	1,672
Other income	(344)	991	(94)	1,460
Total revenues	57,468	58,374	118,290	114,205

COSTS AND EXPENSES
Property operating and maintenance	11,693	11,714	23,415	23,099
Real estate taxes	4,097	3,903	8,195	7,797
Cost of home sales	4,832	5,806	9,756	8,203
Rental home operating and maintenance	3,035	2,295	5,864	4,494
General and administrative - real property	3,787	4,269	8,197	9,399
General and administrative - home sales and rentals	1,320	1,687	2,978	3,274
Depreciation and amortization	15,582	14,785	30,932	29,763
Interest	15,212	15,250	30,381	29,975
Interest on mandatorily redeemable debt	892	986	1,809	2,075
Total expenses	60,450	60,695	121,527	118,079
Equity income from affiliate	541	386	848	667
Loss from operations	(2,441)	(1,935)	(2,389)	(3,207)
Less loss allocated to minority interest	(278)	(226)	(272)	(341)
Loss before cumulative effect of change in accounting principle	(2,163)	(1,709)	(2,117)	(2,866)
Cumulative effect of change in accounting principle	—	—	—	289
Net loss	(2,163)	(1,709)	(2,117)	(2,577)

Weighted average common shares outstanding:
Basic	17,923	17,615	17,882	17,574
Diluted	17,923	17,615	17,882	17,574
Basic and diluted earnings (loss) per share:
Loss before cumulative effect of change in accounting principle	$(0.12)	$(0.10)	$(0.12)	$(0.17)
Cumulative effect of change in accounting principle	—	—	—	0.02
Net loss	(0.12)	(0.10)	(0.12)	(0.15)

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS

FOR THE PERIODS ENDED JUNE 30, 2007 AND 2006

(Amounts in thousands except for per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net loss	$(2,163)	$(1,709)	$(2,117)	$(2,577)
Adjustments:
Depreciation and amortization	15,803	15,002	31,375	30,590
Valuation adjustment(3)	(129)	(22)	(251)	21
(Gain) loss on disposition of assets, net	471	102	469	70
Loss allocated to minority interest	(278)	(226)	(272)	(341)
Funds from operations (FFO)	$13,704	$13,147	$29,204	$27,763
Weighted average common shares/OP Units outstanding:
Basic	20,225	19,937	20,184	19,897
Diluted	20,345	20,116	20,312	20,092

FFO per weighted average common share/OP Unit - Basic	$0.68	$0.66	$1.45	$1.40
FFO per weighted average common share/OP Unit - Diluted	$0.68	$0.65	$1.44	$1.38

(3) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

SUN COMMUNITIES, INC.

SELECTED BALANCE SHEET DATA

(Amounts in thousands)

	(Unaudited) June 30, 2007	December 31, 2006
Investment property before accumulated depreciation	$1,522,337	$1,512,762
Total assets	$1,262,339	$1,289,739
Total debt	$1,161,455	$1,166,850
Total minority interests and stockholders’ equity	$67,409	$91,588

SUN COMMUNITIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE PERIODS ENDED JUNE 30, 2007 AND 2006

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net loss	$(2,163)	$(1,709)	$(2,117)	$(2,577)
Unrealized gain on interest rate swaps	656	578	402	1,422
Comprehensive loss	$(1,507)	$(1,131)	$(1,715)	$(1,155)

SUN COMMUNITIES, INC.

ADDITIONAL INFORMATION

SAME PROPERTY RESULTS

For 135 communities owned throughout both years (amounts in thousands):

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	% change	2007	2006	% change
Total revenue	$44,773	$43,962	1.8%	$92,099	$90,113	2.2%
Total expense	13,398	13,266	1.0%	26,617	26,048	2.2%
Net operating income(2)	$31,375	$30,696	2.2%	$65,482	$64,065	2.2%

Same property occupancy and average monthly rent information at June 30, 2007 and 2006:

	2007	2006
Total manufactured housing sites	42,119	42,079
Occupied manufactured housing sites	34,925	35,532
Manufactured housing occupancy %	82.9%	84.4%
Average monthly rent per site	$376	$363

RENTAL PROGRAM SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Rental home revenue	$4,432	$3,630	$8,560	$6,566
Site rent included in Income from real property	5,385	4,696	10,450	8,882
Rental program revenue	9,817	8,326	19,010	15,448
Expenses
Payroll and commissions	587	460	1,080	914
Repairs and refurbishment	1,636	1,034	3,068	1,991
Taxes and insurance	589	624	1,170	1,218
Other	223	177	546	371
Rental program operating and maintenance	3,035	2,295	5,864	4,494
Net operating income (2)	$6,782	$6,031	$13,146	$10,954

Occupied rental homes information at June 30, 2007 and 2006 (in thousands except for *):

	2007	2006
Number of occupied rentals, end of period*	5,026	4,600
Cost of occupied rental homes	$148,786	$135,301
Weighted average monthly rental rate*	$708	$665